Exhibit 10.2

SUPPLEMENT AGREEMENT #15

To the General Agreement No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claim (Factoring) within Russia dd 19.09.2012

Saint-Petersburg

____.09.2014

OTKRITOE AKTSIONERNOE OBSCHESTVO "ALFA-BANK", OGRN (Principal State Registration Number) 1027700067328, hereinafter referred to as the "Financial Agent", represented by Regional director of major corporate business of the Saint-Petersburg Branch of OJSC ALFA-BANK in Saint-Petersburg Mr. Sokolov A.G.acting under Power of attorney №5/1909D dd 29.04.2014, on the one hand, and TOT MONEY LLC OGRN (Principal State Registration Number 1127746225540), hereinafter referred to as the "Client", represented by General Director Mrs. Sbitneva E.I., acting under bylaw, on the other hand, together hereinafter referred to as the "Parties", entered into this Agreement as follows.

1.	Subject of Suplement Agreement

1.1.	Sides came to an agreement to expound the General agreement with all additional agreements, operating upon the date of completion of the real Additional agreement, in the latest release of the General agreement and additional agreements №№1-4 to the General agreement in accordance with Appendixes №№1-5 to this Additional agreement.

1.2.	Conditions of the General agreement and an additional agreements №№1-4 to the General agreement in a latest release are the application to the relations of sides, which arises up in realization of factoring’s operations on deliveries; documents in accordance with clause 4.1 of General agreement were passed on Register since the date of completion of the real Additional agreement.

A relation of sides on realization of factoring’s operations on deliveries, documents accordance with clause 4.1 of General agreement were passed on Register to the date of completion of the real Additional agreement, regulates by the General agreement with all additional agreements, operating to the date of completion of the real Additional agreement.

1.3.	The Maximum size of the combined Limit of the accepted requirements, indicated in clause 3.4 of General agreement in a latest release, at the moment of completion of the real Additional agreements considered diminished on the amount of the used Maximum size of the combined limit of financing by General agreement in a release, operating till the date of completion of the real additional agreements.

As far as the Debtor pays Monetary claims, which were yielded by Financial agent before the date of Additional agreements completion, the Maximum size of the combined Limit of the accepted requirements frees oneself on the amount of such payment.

2.	Other Terms and conditions

2.1	This Supplement Agreement shall come into effect its signing by the Parties.

2.2.	This Supplement Agreement is drawn in three copies of equal legal force, two copies for the Financial Agent and one copy for the Client.

3.	Addresses and details of the Parties

SIGNATURES OF THE PARTIES

FINANCIAL AGENT	CLIENT
Regional director of	General Director
major corporate businesses of the	TOT MONEY LLC
Saint-Petersburg Branch of
OJSC ALFA-BANK
in Saint-Petersburg

/s/ A.G. Sokolov	/s/ E.I. Sbitneva
PS [Place of Seal]	PS [Place of Seal]

APPENDIX #1

to Supplement agreement #15 dd _________2014

to the General Agreement No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claim (Factoring) within Russia dd 19.09.2012

GENERAL AGREEMENT No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claim (Factoring) within Russia

Saint-Petersburg 19.09.2012

OTKRITOE AKTSIONERNOE OBSCHESTVO "ALFA-BANK", OGRN (Principal State Registration Number) 1027700067328, hereinafter referred to as the "Financial Agent", represented by Regional director of major corporate business of the Saint-Petersburg Branch of OJSC ALFA-BANK in Saint-Petersburg Mr. Sokolov A.G.acting under Power of attorney №5/1909D dd 29.04.2014, on the one hand, and TOT MONEY LLC OGRN (Principal State Registration Number 1127746225540), hereinafter referred to as the "Client", represented by General Director Mrs. Sbitneva E.I., acting under bylaw, on the other hand, together hereinafter referred to as the "Parties", entered into this Agreement as follows.

1.	Terms and Definitions

Unless otherwise is specified in this Agreement, the following definitions of basic terms shall be applied:

Debtor (Debitor) — a legal entity - the Russian Federation resident to which the Client supplies goods (works or services), monetary claims to whom are passed by the Client to the Financial Agent under the conditions specified in this Agreement;

Monetary Claim — the Client's monetary claims to the Debtor arising from the Contract, including those assigned by the Client to the Financial Agent on the terms and in the procedure specified in this Agreement and Supplemental Agreements to this Agreement;

Contract — a contract of sale and purchase (supply) of goods, a contract for performance of works, a contract of compensated rendering of services or any other contract between the Client and the Debtor and supplemental agreements thereto;

Financing Limit — the maximum amount of the Financing

accepted by the Financial Agent, and within which the Financial Agent shall finance the Client against the monetary claims assigned to the Financial Agent;

"Alfa-Client On-line'' System — a part of the corporate information system of the Financial Agent designed for remote servicing of the Client using the Internet, which provides, inter alia, preparation, transmission, reception, processing of electronic documents transmitted by the Client to the Financial Agent;

The order of the Client service via the "Alfa-Client On-line», including: design, execution and direction electronic documents by the Client to the Financial Agent set forth herein is governed by the customer service Agreement "Alpha Client On-line» Parties with due regard for the requirements established by the Agreement of the electronic document.

Factoring (factoring operations) — operations, according to which the Client shall assign to the Financial Agent monetary claims to a third party (hereinafter referred to as the Debtor) arising from supply of goods by the Client (performance of works or rendering of services) to the Debtor, and the Financial Agent shall provide the Client with monetary funds (financing) under the conditions and procedures specified in this Agreement and supplemental agreements to this Agreement and provide the following services:

a)	tracking the current state of monetary claims to the Debtor and monitoring the timeliness of payment (the administration of accounts receivable);

b)	other financial services related to the cash requirements.

Financing — monetary funds provided by the Financial Agent of the Client against assignment of monetary claims of the Client to the Debtor (the Debitor). The Financial Agent provides financing only in case of signing by the Parties of appropriate supplemental agreements to this Agreement, defining the conditions and procedure for payment of the Financing;

Bar Code — a set of linear two-dimensional symbols printed on the document of supply, used for automatic identification of the principal details of shipping documents. The standard of the information contained in the bar code is determined by the Financial Agent.

2.	Subject of Agreement

2.1.	The subject of this Agreement is the fulfillment of factoring operations within Russia, according to which the Client shall assign to the Financial Agent receivables to the Debtors for payment of goods supplied by the Client (performed works or rendered services) arising out of contracts providing for deferred payment, and the Financial Agent shall provide to the Client monetary funds (financing) against the assigned monetary claims within the limits of financing under the conditions specified in this Agreement and supplemental agreements thereto, and provide the Client with services of tracking the current status of accounts receivable, monitoring the timeliness of payment, providing other services in accordance with addendums to this Agreement.

2.2.	In accordance with this Agreement the Financial Agent undertakes to provide financing against the assignment of monetary claims to certain Debtors which at the moment of assignment have not been fulfilled by the Debtors.

The client authorizes the Financial Agent to received and transfer to the Client the amount received from the Debtors against a monetary claim under the Contracts in the parts that were not funded by the Financial Agent. In that case the Financial Agent acts as an Attoney

The maturity of monetary claims to the Debtors assigned by the Client to the Financial Agent shall not exceed the term of this Agreement.

2.3.	Information about the Debtors and the details of the Contracts shall be specified in supplemental agreements to this Agreement. The existence of a monetary claim is also confirmed by documents transmitted by the Client to the Financial Agent in accordance with this Agreement and allow to identify the Monetary Claim.

2.4.	Any monetary claim of the Client to any of the Debtors shall be transferred to the Financial Agent at the time of payment to the Client the amount of Financing against the assignment of any monetary claims.

Simultaneously with the assignment of the monetary claim for payment of goods (works / services) under the Contract all the rights to enforce the assigned Monetary Claim, as well as other rights related to the Monetary Claim, including the right to unpaid interest.

If additional procedures are required for transfer of the mentioned rights to the Financial Agent, the Client agrees to properly arrange the procedure of transferring these rights to the Financial Agent.

2.5.	In addition to the security referred to in paragraph 2.2 of this Agreement, ensuring the proper execution of the Client's obligations under this Agreement is also:

-	surety Joint Stock Company «SAT & Company» (….. 600700233440), contract surety №TR-0672 / п1 from "19" September, 2012.

3.	Establishing the Financing Limits to the Client in respect of the Debtor

3.1.	For establishing the Financing Limit by the Financial Agent, the Client shall provide the following documents:

-	duly certified copy of the Contract between the Client and the Debtor with all addendums and supplements;

-	financial statements for the quarter cumulative from the beginning of the reporting year in accordance with the Finance Ministry of the Russian Federation approved forms (balance sheet, income statement, all attachments thereto), signed by the head of the Client (by authorized person) stamped.

-	a copy of the annual financial statements in full over the past year, prepared in accordance with the approved by the Finance Ministry of the Russian Federation forms of financial statements (balance sheet, income statement, all annexes referred to regulations of the Finance Ministry of the Russian Federation for the annual financial statements ) containing tax authorities mark of acceptance of the financial statements and the date of the adoption of the financial statements, certified by the head of the Client (authorized person), with the stampof the Client.

The Client is obliged to provide the copies of the documents confirming the transfer of the annual of the Financial Statements to the tax authority/ certified by the head of the Client (or person who authorized)and stamped if the Financial Statements were delivered to Tax authority be the telecommunication channels/

Unless otherwise provided by the Russian legislation, such documents are collectively sending a copy of the confirmed date document, a notice of delivery for tax declaration (calculation) in electronic form and Notice of entering the information

-	the transcript of the Client's accounts receivable;

-	notice on the new buyer of goods (works, services);

-	other documents that may be required by the Financial Agent for determining the conditions of financing.

3.2.	The Financial Agent shall establish a limit of financing of the Client in respect of each of the Debtors on the basis of the analysis of the documents provided by the Client mentioned in Paragraph 3.1 of this Agreement and other information held by the Financial Agent. The Financial Agent shall notify the Client by letter or by fax within two business days from the date of the establishment or modification on the amount of the Financing Limit of the Client established in respect of each of the Client's Debtors.

The calculation of the Agreement will be made in Russian Rubles.

3.3.	The Financing Limits shall be set in respect of the Client's Debtors in Russian rubles. Upon the assigned Debtor’s monetary claim is received by the Finance Agent the combined Limit of the accepted requirements frees oneself on the amount of such payment

3.4.	The maximum size of the aggregate limit of financing under this Agreement shall not exceed 415 000 000,00 Four hundred fifteen millions 00/100) Russian rubles.

3.5.	The Financing shall be paid and repaid in accordance with this Agreement and the Supplementary Agreements thereto.

4.	Rights and Obligations of the Client. Guarantees and Representations of the Client

4.1.	As goods (works or services) are supplied to the Debtor, the Client shall within 7 (Seven) working days from the date of supply of goods (works or services, hereinafter also - the "supply") to transfer to the Financial Agent one copy of all documents relating to the supply of goods (works, services) furnished in accordance with applicable laws or customs of trade:

-	originals or duly certified copies of the commodity-transport documents (invoices, bills of lading, certificates of reception and transmission, etc.);

The Client agrees to provide the original of the documents pointed in this paragraph upon the request of the Finance Agent

-	an original proforma-invoice (invoice), as well as other documents requested by the Financial Agent.

One of the transferred documents signed by the Debtor shall include confirmation of receipt by the Debtor (the carrier in accordance with the Contract) of goods (service) or acceptance by the Debtor of the results of work in the amount of the assigned monetary claim.

Transfer and reception of the abovementioned documents which allow to identify the money claim shall be performed according to the Register compiled in the form in accordance with Annex No. 2 to this Agreement, in 2 copies (one copy for each of the Parties), on which marks on the provision of documents by the Client and receiving of them by the Financial Agent shall be made.

Simultaneously with the abovementioned documents the Client shall transfer to the Financial Agent a notice on the assignment of monetary claims (in the form of Appendix No. 1 to the Agreement) signed by the Debtor, which is done by the Client in favor of the Financial Agent (if such notice had not been sent to the Financial Agent before). In case the Client does not notify the Debtor of the assignment of monetary claims, it may be sent by the Debtor by the Financial Agent.

The Client agrees to specify the Financial Agent's payment details in all original invoices.

In case the payment details are entered in the shipping documents, the Client shall specify in these documents the Financial Agent's payment details.

The Financial Agent shall have the right to deny financing against the assignment of monetary claims in respect of which the Client did not provide properly executed documents.

4.2.	If the assigned monetary claim is declared invalid, then the Client within 5 (five) working days from the date of the claim of the Financial Agent shall return to the Financial Agent received financing as well as to pay all fees (commissions) and other amounts due to the Financial Agent in accordance with this Agreement.

4.3.	The Clients undertakes in advance (before signing) to agree with the Financial Agent the forms of Contracts with Debtor, additions and amendments thereto, as well as other documents referred to in paragraph 4.1 of this Agreement. Certified copies of signed contracts, and amendments thereto, the Client shall provide to the Financial Agent within five (5) working days.

4.4.	If the Financial Agent paid the financing to the Client, and the Debtor reduced payment under the Contract, or declares his intention to reduce the amount of the payment by the amount of sanctions arising from the failure of the Contract by the Client in the amount of value of returned goods or other conditions stipulated by the Contract or by law, the Client shall, within 5 (Five) working days after the Financial agent sends a notification on the abovementioned event, to transfer as a repayment of appropriate financing and payment of remuneration to the Financing Agent an amount by which the Debtor reduced the payment under the assigned monetary claim.

4.5.	The Client agrees to immediately notify the Financial Agent on the returned shipments of goods (refusal to accept the results of works, rendered services) with the reasons, and within 5 (five) working days from the date of the return to pass to the Financial Agent the way-bill or other document evidencing the return of the goods (a refuse to accept the result of work).

4.6.	The Client shall promptly notify the Financial Agent about any information that has become known to him about adverse circumstances, substantially increasing the risk in respect of the solvency of the Debtors, or increasing the risk of default by any Debtor of the monetary claim assigned to the Financial Agent, including:

-	about negative circumstances in respect of the solvency of Debtors that can adversely affect the execution of the assigned claim;

-	about events where the Debtor for any reason, disputes the validity of the Contract or any of its terms or the size of its liabilities under the Contract;

-	about events where the rights of third parties are declared in relation to the assigned claim or its security;

-	about all other changes of legal and/or economic nature, related either to the Client or to the Debtor, influencing the performance of obligations that are the subject of the Agreement, even in cases where the changes affect only some obligations or relationship with some Debtors.

This information shall be reported by the Client to the Financial Agent orally by telephone immediately and in writing (by fax, e-mail or by courier) including copies of relevant documents no later than the day following the day on which this information became known to the Client.

4.7.	In the objective of control realization by the Financial agent after financial position of Client, the financial result of Client’s activity, cash flow, Client obligates to:

4.7.1.	to make a quarter financial statements with an increasing total from the beginning of financial year in accordance of approved by Ministry of Finance of Russian Federation forms of organizations’ financial statements and to present to the Financial agent a quarterly financial statements in full (balance sheet, income statement, all attachments thereto, which provided according to normative acts of Ministry of Finance of Russian Federation for intermediate financial statements), signed by Client (a person, carrying out duties of chief), with the Client’s stamp, in 10 (Ten) workings days from the end of the proper quarter date.

4.7.2.	In 10 (Ten) workings days, after the end of the proper quarter date, posted by the legislation of Russian Federation to present financial statements in tax authorities, to present to the Financial agent a copy of annual financial statements in full which provided according to normative acts of Ministry of Finance of Russian Federation forms of organizations’ financial statements (balance sheet, income statement, all attachments thereto, which provided according to normative acts of Ministry of Finance of Russian Federation for annual financial statements), with the mark of acceptance on copies of financial statements from tax authorities and date of acceptance of financial statements, notarized by Client (a person, carrying out duties of chief), with the Client’s stamp. If financial statements were passed to tax authorities by other telecommunication options, Client is obligated to present the copies of documents, which confirm the delivery of annual financial statements to the tax authorities, notarized by Client. If other will not be posted by the legislation of Russian Federation, such documents are an aggregate copies of Confirmation of date of dispatch, Receipts from the reception of tax declaration (calculation) in an electronic and Notification about the input of information, specified in tax declaration (calculation);

4.7.3.	Together with a financial statements, to specified in clause 4.7.1 and 4.7.2 of this Agreement, to give the Financial agent the following certificates for the proper past quarter years, signed by Client (a person, carrying out duties of chief) or Chief Accountant of Client, with the Client’s stamp:

-	Note on turns and on balance on the Client’s bank accounts and on the presence of claims against Client’s bank accounts;

-	Note with decoding of short-term and long-term financial investments, decoding of debt on long-term and short-term credits and loans (including the bill and bond loans), with posting of creditors, amount of debt, date of receipt and date of redemption of credit, interest rate (profit, coupon), schedule of redemption and percent’s’ payments, amount of overdue percent (if presence) and providing;

-	Note with decoding of received and provided provisions (including for whom and who provided, terms of execution of obligations).

4.8.	In the event of a dispute between the Debtor and the Financial Agent for issues related to the implementation by the Financial Agent of its rights under the assigned monetary claims, the Client shall within 3 (Three) working days from the date of the relevant request of the Financial Agent to provide the Financial Agent with all necessary documents, which it has or can obtain and provide all the information which it knows or can get, that can contribute to settlement of the dispute.

4.9.	The Client provides the Financial Agent with assistance in possible repayment under the assigned claims at the expense of security of the Debtor's obligations under the Contract. The Client shall promptly transmit to the Financial Agent copies of relevant documents, which it exchanges with the Debtor, and that may have a significant impact on the performance of the Debtor's obligations to the Financial Agent, within 3 (three) working days after the sending or receipt of such documents.

4.10.	Payments of the Debtors under the monetary claims assigned to the Financial Agent, received mistakenly directly by the Client, shall be transferred by the Client within 2 (Two) working days from the date of transfer of funds on the Client's account, as repayment of the respective monetary claim, executed by the Debtor, to the Financing Agent's account which payment details are specified in Paragraph 12.1 of this Agreement. If the monetary claim against the Debtor was not financed, the Client undertakes to transfer to the Financial Agent due remuneration (commission) for services actually rendered for administration of accounts receivable and within 3 (Three) working days from the date of receipt of payment send to the Financial Agent a written notice of no claims to the Debtor in respect of the payment under the mentioned monetary claim.

4.11.	The Client undertakes to return the countersigned act, in accordance with Paragraph 5.2 of this Agreement, no later than 3 (three) working days from the date of its receipt by the Financial Agent.

4.12.	The Client may submit to the Financial Agent queries about current status of its relationship with the Debtors, transferred to the factoring service, and request copies of documents that contain information directly relating to the execution of this Agreement.

4.13.	The Client may apply to the Financial Agent asking to change the Financing Limit in respect of any Debtors transferred for factoring services.

4.14.	The Client may refuse to transfer to the Financial Agent monetary claims to all the Debtors, if the Client notify in writing the Financial Agent of the intention to refuse the transfer monetary claims writing. The Client continues to pay all its obligations under the monetary claims transferred before.

4.15.	The Client hereby certifies the Financial agent and warrants that on the date of execution of this Agreement, the date of grant of any funding under this Agreement:

4.15.1.	The Client is duly incorporated legal entity, acting in accordance with the legislation of the Russian Federation

4.15.2.	The Client met all corporate procedures required to enter into this Agreement

4.15.3.	The Agreement is signed on behalf of the Client by a person who is duly authorized to perform such acts;

4.15.4.	Enter into this Agreement and contractual compliance will not break the constituent documents and will not lead to a breach of any provisions of the legislation of the Russian Federation or any agreement or document, which is a party to the Client;

4.15.5.	There are no any circumstances that may limit, prohibit or otherwise have any adversely effect on the discharge of Client’s obligations under this Agreement

5.	Rights and obligations of the Financial Agent

5.1.	The financing of the Client is carried out in accordance with the terms of this agreement as set out in the additional agreement # 2 hereto

5.2.	At the Client's request the Financial Agent shall send to the Client all information available to the Financial Agent concerning the execution of this Agreement and allowing the Client to monitor the status of the relationship with the Financial Agent and the Debtor, transferred to the factoring service. Quarterly, not later than 7th business day of the month following the last month of the quarter, a reconciliation shall be made the results of which are reflected in the reconciliation act.

5.3.	Unless otherwise established by this Agreement or the supplemental agreement of the Parties, all costs related to filing a claim by the Financial Agent for the conduct of the court proceedings on the fact of non-payment on time assigned his monetary claims, is the financial agent. If in the course of the trial will be set following circumstances:

-	deliberate actions (inaction) of the Client, the Client's employees;

-	inconsistency of the Contract to the legislation of the Russian Federation, which resulted in the recognition thereof invalid (not concluded);

-	debt cancellation under the Contract with the Debtor;

-	non-fulfillment or improper fulfillment by the Client its obligations to the Debtor;

-	invalidity of the assigned monetary claims, the Client shall reimburse the Financial Agent all expenses incurred according to invoice issued by the Financial Agents, as well as the applicable VAT.

5.4.	The Financial Agent shall be entitled to establish and change of Financing Limit of the Client.

5.5.	If the Financing Limit is not set in respect of any Debtor of the Client, it is considered to be zero.

5.6.	In the event that any Monetary Claim initially exceeding the original Financing Limit is under the financing limit after payments effected by the Debtor, and term of payment of this claim under the Contract has not expired, the Financial Agent provides financing in accordance with the terms of the Agreement.

5.7.	The Financing Agent shall not be liable to pay the financing to the Client, if the period of payment of monetary claims by the Debtor under the Contract, is the same as occurred before the date of receipt from the Client of the complete set of documents relevant to the supply of and information about the respective Debtor.

5.8.	The Financial Agent may apply any measures that do not contradict the current legislation, and to reach agreements with the Debtors of the Client, as well as with third parties as it deems appropriate in order to receive payment under the Contract. In this case the Financial Agent shall take into account the financial interests of the Client and inform the Client on such measures. The Client agrees to reimburse the Financial Agent documented reasonable costs under the agreements reached with third parties for payment of Monetary Claim, and also applicable of VAT.

5.9.	The Financial Agent has a right to demand the provision of accounting and other documents of the Client for checking received proforma-invoices and other documents confirming performance by the Clients the obligations under the Contract.

5.10.	The Client entitles the Financial Agent to write off without additional orders (acceptance) of the Client from the Client's current accounts in currency of the Russian Federation opened and also to be opened by the Client in the future in the Financial Agent, monetary funds in the amount of any unsettled liabilities of the Client under this Contract since the beginning of the period of time established by this Contract during which such Client's obligation is to be fulfilled.

It is permitted the Partial fulfillment of the requirements of the Financial Agent to withdraw funds under this Agreement

In the absence or insufficiency of monetary funds in the current accounts of the Client, opened in the Financial Agent in the currency of the Russian Federation, and in the presence of current accounts in foreign currency, the Client agrees to issue and up to the full performance of its obligations under this Agreement not to revoke the order to the Financial Agent to sell foreign currency from the Client's current accounts in foreign currency under conditions of the Financial Agent, and credit earnings to the Client's current account in the currency of the Russian Federation for the debiting by the Financial Agent in accordance with this Agreement, also the Client agrees to provide financial documents to the Financial Agent needed to sell this foreign currency and make appropriate supplemental agreements to contracts of bank accounts with the Financial Agent.

5.10.1.	Client gives to the Financial agent a right to charge without an additional orders (acceptance) of Client based on payment requisition of the Financial agent from the Client’s bank account which is in currency of Russian Federation, opened, and also opened by Client in the future in other banks (further is a «servicing bank»), monetary fund in size of any unperformed Client’s obligation by this agreement.

In the objective of control realization by the Financial agent after financial position of Client, the financial result of Client’s activity, cash flow, Client obligates to:

-	not later than in 3 (Three) workings days from opening a bank account in a servicing bank have to writing inform the Financial agent about it, specifying the addresses and details of the bank account;

-	to post in an agreement with a servicing bank and till the completion of all the obligations by this agreement not to recall a right of the Financial agent to charge monetary fund from Client’s bank account which is in currency of Russian Federation on the basis of collection orders of the Financial agent, including partly, and also to give to a servicing bank beforehand and till the completion of all the obligations by this agreement not to recall acceptance of the indicated collection orders of the Financial agent, including on the call of the Financial agent to conclude the proper three-side agreement between the Financial agent, Client and attendant him bank;

-	in default of or to insufficiency of monetary fund on Client’s bank account which is in currency of Russian Federation, opened in a servicing bank, and at presence of Client’s bank account in foreign currency, which is opened at the Client’s servicing bank, to give and to complete execution of the obligations by this agreement not to recall an order to the servicing bank about the sale of foreign currency from the Client’s bank account in foreign currency subject to conditions attendant bank with put of profit yield on the Client’s bank which is in currency of Russian Federation for the Financial agent’s charge in accordance with this Agreement, including, Client is obligated to give a servicing bank documents on time, necessary for the sale of the foreign currency, and also to conclude the proper additional agreements to the agreements of bank account with a servicing bank and, on the Financial agent’s call, three-side agreement between the Financial agent, Client.

5.11.	A financial agent has a right to decline an acceptance of Monetary claims and/or not accept on an administrative management of debt receivables within this Agreement yielded Monetary claims by Client to Debtors within 30 (Thirty) calendar days in the case of nonperformance or improper execution of the Client’s obligations by this Agreement.

5.12.	At a nonperformance or improper execution of the Client’s obligations by this agreement, the Financial agent has a right to undo this Agreement in one-sided order by one-sided waiver of its execution, by sending to Client the proper writing notification no less what for 90 (Ninety) calendar days. At dissolution of this Agreement Client ‘s obligations are not halted and operate to their proper completion by Client.

5.13.	The Financial Agent entitles to refuse of acceptance the Monetary Claim from the Client to all or particular Debtors, if it’s not less than 90 (ninety) calendar days before the date of denial notified by the Client in writing, of its intention to refuse to accept such claims. The Financial Agent continues to carry out all its obligations transferred him earlier the monetary claims.

5.14.	After receiving the Debtor notification form according Appendix № 1 to this Agreement received by the Financial agent from the Debtors funds at the expense of the performance Debtor's obligation for the supply, assignment and funding is not carried out, shall be transferred to the bank account of the Client, open at Financial agent within two (2) calendar days from their receipt of Financial agents.

In this case, Financial Agent may deduct from the amount payable to the Client indebtedness of the Client under this Agreement, available at the time of payment, including arising from the financing of other Monetary Claims.

5.15.	The Financial Agent shall be entitled to terminate this Agreement and Client must repay the debt in respect of provided financing upon the occurrence of any of the following events:

a)	the commencement (or renewal) of court proceedings against the Debtor or raising a claim against the Debtor for payment of taxes or fees, or commencement in respect of the Debtor the proceedings related to the tax, or an administrative offense, which may result of deteriorating financial standing of the Debtor;

b)	seizure of the Debtor's property;

c)	identification of false or incomplete information provided by the Client Financial Agent in accordance with this Agreement;

d)	initiation of proceedings for compulsory liquidation or insolvency (bankruptcy) of the Debtor;

e)	reorganization or voluntary liquidation of the Debtor without a prior written notice to the Financial Agent or Client;

f)	termination or modification without a written notice to the Financial Agent of the type of activity of the Debtor carried out on the date of signing this Agreement;

g)	indictment of the Borrower's general director(s) as a defendant in a criminal case;

h)	the transfer of property by the Debtor without the Financial Agent's prior written consent into mortgage, lease, trust management, as well as the encumbrance of assets of the Debtor in other ways;

i)	significant changes in the Debtor's corporate bodies (the change of CEO, the Board of Directors (Supervisory Board) and other bodies);

k)	violation by the Debtor of the conditions of other contracts and other agreements concluded between the Debtor and the Client or the Financial Agent;

l)	existence or occurrence of any circumstances which, in the reasonable opinion of the Financial Agent, may complicate or make impossible the proper performance by the Client of its obligations under this Agreement

5.16.	If the Client under this Contract has an obligation to return the funding to the Financial Agents in whole or in a part in respect of the Monetary claim, the Financial Agent is considered to be ceded back the rest of the related Monetary Claim, in an amount equal to the returned sum of funding, including the financing relating to the residue of the Monetary Claim. The Residue of the related Monetary Claim deemed assigned back to the Client at the moment of receipt (of Client’s payment in respect of the Client's return provided the financing). The Financial Agent at the Client’s request The Financial Agent returns the previously received documents from the Client documents identifying a Monetary Claim under the transfer and acceptance act of documents. Commitment to send notice of the Debtor held reverse assignment rests with the Client.

6.	Responsibilites of the Parties

6.1.	The Client is responsible for the validity of all monetary claims, assigned in accordance with this Agreement, the ability to transfer and the absence of objection related to them.

Money claim is considered to be not valid, in particular, in the following cases:

-	in the event that the Contract, under which the monetary claim appeared, void;

-	if the money claim ceased before its transition to the Financial Agent;

-	in case of nonperformance or improper performance by the Client of its obligations under the relevant Contract, which is the basis of non-performance or improper performance of the assigned monetary claim and the presence of the Debtor's other objections, legally allowing the latter not to fulfill a monetary claim, including related to non-compliance of the Contract form and the invalidity of the documents submitted by the Client to the Financial Agent in accordance with Paragraph 4.1 of this Agreement;

-	in the event that the monetary claim ceases after its transition to the Financial Agent by offsetting counterclaims of the Debtor;

-	the Client at the time of the assignment was not the owner of a monetary claim, including in connection with assignment thereof according to the previously signed agreement, as well as other events where the Client has no right to transfer the monetary claim;

-	in the event that the monetary claim ceases in connection with the termination of the Contract for any reason.

If the monetary claim assigned by the Client to the Financial Agent, will be null and void, and if there are other circumstances in connection with which the Debtor may not fulfill the monetary claim, the Client agrees to reimburse the Financial Agent the amounts of financing in the order provided in Paragraph 4.2 of this Agreement.

6.2.	The Financial Agent shall have the right to refuse to pay the financing to the Client on account of monetary claim to the particular Debtor, if the Debtor fails to perform or improperly performs its obligations under the Contract, including effecting the payments not within the terms stipulated by the Contract, disputes its payment obligations, as well as in the events referred to in Paragraph 6.1 of this Agreement. The date of the refusal of the Financial Agent to pay the financing is the date of receipt of the Debtor's written notice of objections and protests, or termination of the Debtor's obligations under the Contract by means of offset the oncoming uniform monetary claim. In case of the abovementioned circumstances after the transfer of the financing by the Financial Agent to the Client, the Client agrees to reimburse the Financial Agent previously the financing paid earlier and pay to the Financial Agent the remuneration within 3 (three) working days from the date of the giving the Financial Agent's notice to the Client.

6.3.	In the event of delayed payment by the Client of any sums due to the Financial Agent under this contract, the Financial Agent may demand payment of a penalty (fine) in the amount of 0.2% (zero and two tenth percent) (excluding VAT) of the outstanding amount for each day of delay.

7.	Circumstances of Insuperable Force (Force Majeure)

7.1.	The Parties shall not be responsible for the partial or complete default of its obligations under this Agreement if such failure is due to the influence of extreme and unavoidable circumstances under the given conditions (force majeure). Such circumstances, in particular, include: flood, fire, earthquake, war, and the establishment by law of the Russian Federation, a stay of execution of obligations (a moratorium).

7.2.	Upon occurrence the circumstances referred to in Paragraph 7.1 of this Agreement, a Party not later than 3 (three) business days shall notify about them in writing to the other Party. The notice must contain information about the nature of the circumstances, an assessment of their impact on the performance of obligations under this Agreement and be confirmed by the state organization.

8.	Financial Agent's Remuneration

8.1.	For providing financing and other services under this Agreement, the Client shall pay to the Financial Agent remuneration (commission) in the amount specified in the Supplementary Agreement No. 3 dated "____" ________ 2012 to this Agreement.

9.	Assignment of Claims under this Agreement

9.1.	The Client's rights to claim under this Agreement may be assigned to third parties only with the written consent of the Financial Agent.

9.2.	The Financial Agent has the right to a subsequent assignment of monetary claims to third parties without the consent of the Client.

10.	Resolution of Disputes

10.1.	Any disputes, controversies or claims arising out of this Agreement or in connection thereto be settled by the Parties by means of negotiation. In the absence of agreement, the dispute between the Parties shall be considered by the Commercial Court of the city of Moscow.

11.	Final Provisions

11.1.	This Agreement shall come into force from the date of its signing and is valid until October 17, 2014 (inclusive). Expiration of this Agreement shall result in termination of liabilities of the Financial Agent. With respect to the Client this Agreement is valid until the Client fulfills its obligations under this Agreement.

The terms of this Clause shouldn’t be interpreted by the Parties, as terminated the Financial agent’s rights, including the right to make a writing off of amounts on the basis of advance the acceptance of the Client, in accordance with Clause 5.10. hereof, in respect of Client’s obligations, which have arisen or the due date of payments, after the expiration of the period, specified in the first paragraph of this Clause.

11.2.	This Agreement shall be governed by Chapter 43 of the Civil Code of the Russian Federation.

11.3.	This Agreement may be terminated unilaterally on grounds provided for in this Agreement or the legislation of the Russian Federation, or by agreement of the Parties.

11.4.	Upon termination of this Agreement, the Parties undertake to make all payments on previous Financing and the assigned monetary claims.

11.5.	All addendums and changes to this Agreement are shall made in writing.

11.6.	Unless otherwise provided in this Agreement or a separate agreement of the Parties, letters, notices, notices and other communications (hereinafter - the "Messages") shall be drawn up by the Parties in writing and sent by any of the methods listed below, using the details set forth in Article 12 of this Agreement or supplementary agreements. Messages shall be deemed delivered:

-	when a message in writing by registered mail or telegram, registered, return receipt requested, with express delivery, using the services of the agency express delivery items (in particular, DHL, EMS, FedEx) or with the presentation of a receipt:

a)	the date specified by the organization or agency postal express delivery in the notice of receipt of the message;

b)	the date specified by the receiving Party on a copy of messages, the delivery against receipt;

c)	the date of the refusal of the receiving Party from receiving messages;

d)	the date on which the Communication addressed by registered mail or telegram, registered, return receipt requested to the address of the receiving Party specified in this Agreement, the Additional Agreements or written notification of the change of address of the recipient for sending her a message, not served in the absence of the addressee;

-	if sent by fax - at the time of the Party on the unit sending transmission confirmation messages:

-	if sent by e-mail - on the next business day after sending messages;

-	at the direction by SWIFT - since the assignment system message status "received";

-	if sent by telex - On receipt of answerback of the receiving Party.

11.6.1.	The Parties undertake to immediately notify in writing each other to change their e-mail addresses and any other details, which should be sent messages. Otherwise, Party, send a message to the same address or bank details is considered carried out the notification properly.

11.7.	The invalidity of any provision of this Agreement shall not entail the invalidity of the remaining provisions of this Agreement.

11.8.	Each Party undertakes to maintain the confidentiality of information received from another Party in connection with the execution of this Agreement.

11.9.	In cases and order determined by the laws of the Russian Federation, the information to be disclosed is not classified as confidential in terms of this Agreement.

11.10.	All addendums and supplemental agreements hereto are an integral part of this Agreement.

11.11.	This Agreement is made in triplicate, with equal validity, of which two copies are for the Financial Agent and one copy is for the Client.

12.	Addresses and details of the Parties:

1.12 The Financial Agent	12.2. The Client

OAO "ALFA-BANK"

OGRN (Principal State Registration Number) 1027700067328

INN (Taxpayer Identification Number) 7728168971, KPP (Tax Registration Reason Code) 775001001

Registered office: 107078, the city of Moscow,

ul, Kalanchevskaya, dom 27

Address for correspondence: 107078, the city of Moscow, ul. Mashy Poryvaevoy, dom 9 correspondent account No. 30101810200000000593

in OPERU in Moscow GTU of the Bank of Russia

BIC (Banc Identification Code) 044525593

Account ________________________

tel. / fax: +7 (495) 620-91-91

_______________________

OGRN (Principal State Registration Number) __________________

INN (Taxpayer Identification Number) ____________________, ___________ KPP (Tax Registration Reason Code)

Registered office _________________

Address for correspondence: _____________

current account __________________

in ________________________________________

correspondent account _______________________

BIC (Banc Identification Code) _______________,

Tel.: (_____) ______________,

Fax: (_________) _________.

13.	SIGNATURES OF THE PARTIES

THE FINANCIAL AGENT                  THE CLIENT

APPENDIX No. 1

to the General Agreement № TR-0672

on General Conditions of Financing against Assignment

of Monetary Claims (Factoring) within Russia

dated September 19, 2012

To be issued on the letterhead

{name of the Client}

«___» ___________________ No. ______________

date {position of the debtor's head}

{name of the Debtor}

{name of the debtor's head}

This is to inform you that TOT MONEY LLC (hereinafter - the "Client" or the "Contractor") and OTKRITOE AKTSIONERNOE OBSCHESTVO "ALFA-BANK" (hereinafter - the "Financial Agent") entered into a General Agreement № TR-0672 was on General Conditions of Financing against Assignment of Monetary Claims (Factoring) within Russia (hereinafter - the "General Agreement"). The rights and obligations of the parties under this agreement shall be governed by Chapter 43 of the Civil Code of the Russian Federation.

Under the terms of the General Agreement the Client assigns to the Financial Agents the monetary claims the maturity of which has not occurred, as well as monetary claims that shall arise after the date of this notice (future monetary claims), to pay for goods supplied (produced works / rendered services) (as well as any execution of obligations under them) to ____________________________ (name of Debtor), arising from the Agreement _____________ No. __________ dated _______ ____, _____ made between _____________ and _______________ (Name of Debtor) (with all amendments and appendices) (hereinafter – the "Agreement").

In accordance with the General Agreement from now on we ask you to make payments under the Contract solely to account of the Financial Agent with the following details:

OAO "ALAFA-BANK", OGRN (Principal State Registration Number) 1027700067328, INN (Taxpayer Identification Number 7728168971, KPP (Tax Registration Reason Code 775001001,

account No. _______________, BIC (Banc Identification Code) 044525593, correspondent account 30101810200000000593.

In the payment order please make reference to the following: "In payment for goods/works/services under the contract No. __________ dated ________ ____, _____, profoma-invoice dated ________ ____, _____ No. ____________ (factoring)".

In accordance with Article 830 of the Civil Code of the Russian Federation execution of the monetary claim to the Financial Agent in accordance with this notice shall set free __________________________ (name of Debtor) from the obligation to _______________.

This Notice may be withdrawn by us, and its terms cannot be changed without prior approval of the Financial Agent.

If you have any questions with regard to the order of settlements between us, you can contact the Division of Factoring of the Financial Agent (tel. _______________ fax ________________).

Sincerely,

{Head of the Client }                            {Initials, last name}

STAMP HERE

Hereby _______________________ (name of the Debtor) expresses its consent to an assignment ____________________________ to the Financial Agent of a monetary claim under the Agreement No. ________ dated __________ ___, _____, and confirms that from the moment of the receipt of this Notice is duly notified of the fact of the assignment.

{Name of Debtor}

{Head of the Debtor }                          {Initials, last name}

STAMP HERE

"THE FORM IS APPROVED"

SIGNATURES OF THE PARTIES

THE FINANCIAL AGENT                   THE CLIENT

APPENDIX No. 2

to the General Agreement No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claims (Factoring) within Russia

dated September 19, 2012

Register of transferred documents

_____________ ___, 20__

The Client – TOT MON EY LLC under the General Agreement № TR-0672 on General Conditions of Financing against Assignment of Monetary Claims (Factoring) within Russia transfers, and the Financial Agent - OAO"ALFA-BANK" accepts the following documents:

No.	Debtor	Date of the document	Name of the document	Number of document	Amount	Currency

Total

Transferred:                                            Accepted:

On behalf of ОАО «ALFA-BANK»

"THE FORM IS APPROVED"

THE FINANCIAL AGENT                  THE CLIENT

APPENDIX No. 2

to Supplement agreement #15 dd _________2014

to the General Agreement No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claim (Factoring) within Russia dd 19.09.2012

SUPPLEMENTARY AGREEMENT No. 1

to the General Agreement on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia No. TR-0672 dated September 19, 2012 on Factoring Services in the Form of Payment of Financing to the Client

the city of St. Petersburg

September 19, 2012

OTKRITOE AKTSIONERNOE OBSCHESTVO "ALFA-BANK", OGRN (Principal State Registration Number) 1027700067328, hereinafter referred to as the "Financial Agent", represented by Deputy Director for Clients Relations of OAO "ALFA-BANK" Mr. A.G. Sokolov, acting under Power of attorney №5/1909 D dated 29.04.2014, on the one hand, and TOT MONEY LLC (Principal State Registration Number 1127746225540), hereinafter referred to as the "Client", represented by General Director E.I. Sbitneva, acting under the Charter, on the other hand, together hereinafter referred to as the "Parties", entered into this Supplementary Agreement to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia dated September 19, 2012 (further referred to as the ''General Agreement'') as follows:

1.	Subject of Supplementary Agreement

1.1. The Financial Agent shall provide to the Client services of tracking the current state of monetary claims to the Debtors and monitoring the timeliness of their payments under the General Agreement and the services of the credits received by the Financial Agent of the Debtors' funds on account of performance of the Debtors obligations to supply financing of which was not carried out, to the current account of the Client opened in the Financial Agent (the administrative management of accounts receivable).

2.	The Client's Obligations

2.1. The Client undertakes within terms set forth in the General Agreement to transfer to the Financial Agent a complete set of duly completed documents listed in Paragraph 4.1 of the General Agreement, for all their supplies of goods (performed work, rendered services) in respect of the Debtors.

2.2. The Client agrees to pay to the Financial Agent the fee (commission) for the administrative management of accounts receivable in the amount and under conditions in accordance with the Supplementary Agreement No. 3 to the General Agreement.

3.	The rights and obligations of the Financial Agent

3.1. The Financial Agent must keep records of the current state of the Monetary Claims of the Client to the Debtors in respect of monetary claims assigned to the Financial Agent.

3.2. The Financial Agent on the basis of the analysis of the current state of monetary claims shall provide the Client with the following information:

- on statistics on payments of the Debtors;

- on the transferred amounts of financing;

- on the amounts of commission fee withheld by the Financial Agent from the Client

This information is provided by the Financial Agent to the Client as the data update, but not more frequently than once a day in written or electronic form.

3.3. In the event of any the Debtors' delay of payment of monetary claims submitted by the Client to the Financial Agent, the Financial Agent shall have a right to send a notice to such Debtor.

The notification shall be made in writing (by mail, fax, or courier) or orally by telephone within the time frame defined by the Financial Agent.

For receiving monetary funds from Debtors under the monetary claims assigned by the Client the Financial Agent shall be entitled to perform all actions that do not contradict the legislation of the Russian Federation.

4.	Other Terms and Conditions

4.1. This Supplementary Agreement shall enter into force upon signing thereof by the Parties.

4.2. This Supplementary Agreement is an integral part of the General Agreement. Relationship of the Parties which are not regulated by this Supplementary Agreement shall be governed by the General Agreement.

4.3. This Supplementary Agreement is executed in triplicate, with equal validity of each copy, of which two copies are for the Financial Agent and one copy is for the Client.

5.	Addresses and details of the Parties:

5.1 The Financial Agent

5.2. The Client

OAO "ALFA-BANK"

OGRN (Principal State Registration Number) 1027700067328

INN (Taxpayer Identification Number) 7728168971, KPP (Tax Registration Reason Code) 775001001

Registered office: 107078, the city of Moscow,

ul, Kalanchevskaya, dom 27

Address for correspondence: 107078, the city of Moscow, ul. Mashy Poryvaevoy, dom 9 correspondent account No. 30101810200000000593

in OPERU in Moscow GTU of the Bank of Russia

BIC (Banc Identification Code) 044525593

Account ________________________

tel./fax: +7 (495) 620-91-91

_______________________

OGRN (Principal State Registration Number) 1127746225540

INN (Taxpayer Identification Number) 7714868349, KPP (Tax Registration Reason Code)

Registered office

772501001

Address for correspondence: 115154, the city of Moscow Moscow, ul. Dubininskaya, d.57, str.1 current account 40702810432000001586

in Filial «Sankt-Petersburg» OAO "ALFA-BANK"

correspondent account 30101810600000000786

BIC (Banc Identification Code) 044030786,

Tel.: (903) 298 16 90

SIGNATURES OF THE PARTIES

The Financial Agent                             The Client

Regional director of major corporate businesses of the Saint-Petersburg Branch of OJSC ALFA-BANK in Saint-Petersburg __________( A.G. Sokolov) М.П.	General Director TOT MONEY, LLC ________( E.I. Sbitneva) М.П.

APPENDIX #3

to Supplement agreement #15 dd _________2014

to the General Agreement No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claim (Factoring) within Russia dd 19.09.2012

SUPPLEMENTAL AGREEMENT No. 2

to the General Agreement on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia No. TR-0672 dated September 19, 2012 on Factoring Services in the Form of Payment of Financing to the Client

St. Petersburg

September 19, 2012

OTKRITOE AKTSIONERNOE OBSCHESTVO "ALFA-BANK", OGRN (Principal State Registration Number) 1027700067328, hereinafter referred to as the "Financial Agent", represented by Deputy Director for Clients Relations of OAO "ALFA-BANK" Mr. A.G. Sokolov, acting under Power of attorney №5/2046D dated 04.06.2012, on the one hand, and TOT MONEY LLC (Principal State Registration Number 1127746225540), hereinafter referred to as the "Client", represented by General Director Ts.Kh. Katsaev, acting under the Charter, on the other hand, together hereinafter referred to as the "Parties", entered into this Supplementary Agreement to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia dated September 19, 2012 (further referred to as the ''General Agreement'') as follows:

1.	Subject of Supplementary Agreement

1.1.	In accordance with the General Agreement entered into between the Parties the Client shall assign to the Financial Agent monetary claims for payment of goods (works/services), maturity of which has not come, as well as monetary claims, which arise in the future, according to the following Contract (Contracts) with the following Debtor (Debtors).

Name and the Details of Debtor(s) (Full company name, including form of legal entity incorporation, OGRN, INN, place of registration)	Contract(s) Details (Name, number, date)
Open Joint-Stock Company Mobile TeleSystems (INN 7740000076 OGRN 1027700149124) Legal Address: 109147, Moscow, 4 Marksistskaya Str. Actual Address: 109147, Moscow, 4 Marksistskaya Str.	1. Agreement No. D0811373 dated 07/01/2008 2. Agreement on transfer of rights and obligations No. D0811373 dated 07/01/2008, concluded between Mobile TeleSystems OJSC and RM-Invest LLC
Open Joint-Stock Company MegaFon (INN 7812014560 OGRN 1027809169585) Legal Address: 115035, Moscow, 30 Kadashevskaya Str. Actual Address: 115035, Moscow, 30 Kadashevskaya Str.	1) Agreement No. CPA-86 dated 09/01/2012 2) Agreement No. ПП/МФ-3 dated 06/01/2014 3) Agreement No. CPA/МФ-16 dated 06/01/2014

Open Joint-Stock Company Vimpel-Communications

(INN 7713076301 OGRN 1027700166636)

Legal Address: 127083, Moscow, d. 10 str. 14, 8 Marta Str.

Actual Address: 127083, Moscow, d. 10 str. 14, 8 Marta Str.

Agreement No. 0382 dated 09/20/2012

1.2.	This Supplemental Agreement establishes the conditions and procedure for payment by the Financial Agent to the Client financing within a specified limit of financing against monetary claims assigned by the Client to the Debtor (Debtors) referred to in Paragraph 1.1 of this Supplementary Agreement, and the order and timing of the return by the Client of the provided financing.

2.	Payment of Financing Terms and Conditions

2.1.	The maximum amount of the aggregate limit of financing is determined by Paragraph 3.4 of the General Agreement.

2.2.	The maximum amount of financing on account of the monetary claim assigned by the Client to the Debtor, is 100% (One hundred percent) of the amount of Monetary Claim against assignment of which the payment of funding is effected.

2.3.	The financing shall not be applied in respect to the money claims, in respect of which the Financial Agent did not provide services of administrative management of accounts receivable.

2.4.	The Financial Agent may reduce, suspend or discontinue the payment of financing against the assignment of monetary claims by the Client in the event that:

-	the Client improperly perform the terms and conditions of the General Agreement and/or Supplementary Agreements;

-	the Debtors improperly perform the terms and conditions of the Contracts referred to in Paragraph 1.1 of this Supplementary Agreement.

3.	Order of Payment and Repayment of Financing

3.1.	The Financing is paid by the Financial Agent in the event of the adequacy of financing limit for a three 3 (Three) (inclusive) working days from the moment when the Client provides all necessary documents in accordance with Paragraph 4.1 of the General Agreement, subject to available financing limit established to the Client in respect of the particular Debtor.

3.2.	The Financial Agent is not liable for failure to comply with the terms specified in Paragraph 3.1 of this Supplementary Agreement, in the event of non-compliance by the Client of the terms of provision of the documents mentioned in Paragraph 4.1 of the General Agreement.

3.3.	The amounts (commission) received by the Financial Agent in respect of providing Financing set forth in accordance with Supplement agreement #3 to the General agreement.

3.4.	The payment of remuneration for the provision of Financing shall not remove the Client's obligation to pay remuneration for other services to the Financial Agent, established by other Supplemental Agreements to the General Agreement.

3.5.	Terms and procedure of payment of remuneration is determined in the Supplementary Agreement No. 3 dated September 19, 2012 to the General Agreement.

4.	Other Terms and Conditions

4.1.	This Supplementary Agreement shall enter into force upon signing thereof by the Parties.

4.2.	This Supplementary Agreement is an integral part of the General Agreement. Relationship of the Parties which are not regulated by this Supplementary Agreement shall be governed by the General Agreement.

4.3.	This Supplementary Agreement is executed in triplicate, with equal validity of each copy, of which two copies are for the Financial Agent and one copy is for the Client.

5.	Addresses and Details of the Parties

5.1	The Financial Agent

5.2.	The Client

SIGNATURES OF THE PARTIES

APPENDIX #4

to Supplement agreement #15 dd _________2014

to the General Agreement No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claim (Factoring) within Russia dd 19.09.2012

SUPPLEMENTAL AGREEMENT № 3

to the General Agreement on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia No. TR-0672 of the Commission for the Factoring Service

Saint-Petersburg                                    19.09.2012

OTKRITOE AKTSIONERNOE OBSCHESTVO "ALFA-BANK", OGRN (Principal State Registration Number) 1027700067328, hereinafter referred to as the "Financial Agent", represented by Regional director of major corporate business of the Saint-Petersburg Branch of OJSC ALFA-BANK in Saint-Petersburg Mr. Sokolov A.G.acting under Power of attorney №5/1909D dd 29.04.2014, on the one hand, and TOT MONEY LLC OGRN (Principal State Registration Number 1127746225540), hereinafter referred to as the "Client", represented by General Director Mrs. Sbitneva E.I., acting under bylaw, on the other hand, together hereinafter referred to as the "Parties", entered into this Supplementary Agreement to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia dated 19.09.2012 (further referred to as the ''General Agreement'') as follows:

1.	Subject of the Supplementary Agreement

1.1.	The subject of this Supplemental Agreement is the order of calculating and payment by the Client remuneration (commissions) of the Financial Agent under the General Agreement.

2.	Remuneration (Commission) for the provision of services for the administrative management of accounts receivable

2.1.	For the provision of services for the administrative management of accounts receivable the Financial Agent shall withhold a fixed remuneration (commission) for each supply transferred by the Client to the factoring service. The size of the fixed commission shall be determined in accordance with the following table No. 1.

Table No. 1 "Commission for the administrative management of accounts receivable"

Presence of a bar code in the standard of the Financial Agent on at least one of the documents submitted for the supply or use of an electronic document with information about the supply	Type of factoring service of delivery of goods (works, services), performance of work
	without payment of financing	with payment of financing
1. Does not contains a bar code in the standard of the Financial Agent	100 rubles	65 rubles
2.Contains a bar code in the standard of the Financial Agent	20 rubles	10 rubles
3. With the use of an electronic document with information about the delivery	20 rubles	10 rubles

2.2.	The commission for the administrative management of accounts receivable in the presence of a bar code in the standard of the Financial Agent referred to in Paragraph 2 of Table No. 1 above shall be applied subject to the unconditioned scanning by means of the Financial Agent's software.

2.3.	The commission for the administrative management of accounts receivable using an electronic document, referred to in Paragraph 3 of Table No. 1 above shall apply irrespective of whether the bar code in the standard of the Financial Agent, provided the Client transfers the documents in accordance with Paragraph 4.1 of the General Agreement, together with information on delivery of goods electronically in a format agreed by the Financial Agent, and its absolute reading. The transfer by the Client of the information for the supply of goods is carried out electronically via secure communication channels with the help of "Alfa-Client On-line» system in accordance with the terms of the Agreement on Servicing the clients by means of the "Alfa-Client On-line» system dated _________ ___, 20__ No. _____.

2.4.	Commission for the administrative management of accounts receivable shall be charged for the period from the date of transfer by the Client in favor of the Financial Agent of documents certifying the monetary claim to pay for goods (works, services), according to the Register in accordance with paragraph 4.1 of the General Agreement until the moment of full payment of a monetary claim, or until the receipt by the Financial Agent of the Client's written notice specified in Paragraph 4.11 of the General Agreement, about the absence of claims against the Debtor on this monetary claim.

3.	Remuneration (Commission) for the Provision of monetary resources (Financing)

3.1.	The remuneration (commission) for providing by the Financial Agent the Client with monetary resources (financing) under the factoring services (hereinafter - "the Commission", "remuneration (commission) for the provision of financing") shall be charged for the period from the day following the date of payment by the Financial Agent of the financing till the day of maturity of repayment of financing by the Client specified in Paragraph 4.12 of the General Agreement, or before the date of repayment of the financing before this moment, inclusive, in the amount calculated based on the rates according to the table No. 2 below.

Table No. 2. "Remuneration (Commission) for the provision of funding"

(percent per annum)

Period for provision of financing	Turnover of factoring services for the previous month, rubles.
	1	2	3
	more than 300 000 000	200 000 000 - 300 000 000	less than 200 000 000
1 - 7 days	13,22%	13,22%	13,22%
8 – 14 days	13,48%	13,48%	13,48%
15-21 days	13,75%	13,75%	13,75%
22-30 days	14,04%	14,04%	14,04%
31 - 60 days	14,44%	14,44%	14,44%
61 – 90 days	14,50%	14,50%	14,50%
91 – 120 days	14,50%	14,50%	14,50%
121 – 150 days	14,50%	14,50%	14,50%
151 – 180 days	14,50%	14,50%	14,50%

In this case:

-	the period for determining the financing rate shall be calculated based on the period from the date of providing the financing till the day of the end of the deferred payment under the Contract, plus 5 (Five) calendar days;

-	turnover of factoring services shall be defined as the sum of supplies of goods effected and registered by the Financial Agent (works, services) for the previous month, when was the last revision of the turnover of factoring services (including VAT);

-	the rate shall be determined on the day of provision of the monetary resources (financing) to the Client by the Financial Agent, depending on the period for determining the rate of funding and turnover of factoring services.

3.2.	The basis for calculating the size of the Commission shall be the Client's outstanding balance to the Financial Agent in respect of return the financing provided.

3.3.	During the first two months of the date of this Supplementary Agreement the Client shall be charged the Commission according to the column 2 of the abovementioned table. If the actual turnover of the Client in the factoring services for the first month exceeds the value of column 2, than starting from the second month, the size of the Commission of the Client shall be calculated based on the actual turnover in accordance with the table No. 2.

From the third month from the date of conclusion of the General Agreement revision turnover of the factoring services for the purpose of determining the rate of the factoring commission is made monthly in the date corresponding to the date of the entry into force of the General Agreement, or the last day of the month in the month if there is no revision date corresponding to the date of the conclusions of the General Agreement, or if the appropriate date falls on a weekend or holiday, the first following working day.

3.4.	In an exception to the rules provided in cl. 3.3. hereto for related companies uses the following procedure for determining the rate of the factoring commission.

Revision of the turnover of factoring services for the purpose of determining the rate of the factoring commission is made monthly, with the exception of the calendar month in which the General Agreement was signed in a date corresponding to the date of the entry into force of the first contract signed with one of the group companies (hereinafter - Date of revision) .

If in a particular month, there is no revision date corresponding to the date the revision, the revision date in this month is the last day of the month, or if the relevant date revision date falls on a weekend or holiday, the date of the revision is the first next working day for her.

The period from the date of conclusion of the contract prior to the first date of revision, as well as all the subsequent period from the date of revision (inclusive) until the next revision date (not included) are the billing period.

Turnover on factoring services for the relevant calculation period for related companies to determine rates for calculation of the factoring commission is added, that is summed up all the supplies, registered in the settlement period for all related companies.

During the first two billing period rate for the calculation of the size of the factoring commission determined in accordance with column 2 of the table above № 2. If the actual turnover of factoring services for the first calculation period exceeds the value in column 2, then from the second settlement period for the bet calculation factoring commission Client is determined based on the actual traffic in accordance with Table №2. Beginning with the third settlement period the rate for determining the size of the factoring commission is determined based on the actual turnover for the previous billing period.

3.5.	In cases of change of the Bank of Russia refinancing rate, the rate of LIBOR, lending rates on the interbank market, change of the situation on the domestic or foreign financial markets, as well as in other cases, in the reasonable opinion of the Financial Agent, the Financial Agent shall have the right to unilaterally modify all or part of the Commission's rate set forth in Table No. 2 of this Supplementary Agreement.

The Financial Agent in writing or by telegram shall notify the Client on modification of the rates of the Commission no letter than 3 (Tree) calendar days pending the date of the change into force.

3.6.	The new rates of the Commission shall be applied to the financing paid to the Client after the introduction of the new rates of the Commission.

4.	Procedure for withholding the commissions of the Financial Agent

4.1.	Payment of remunerations (commissions) provided for in this Supplemental Agreement shall be made in Russian rubles.

Fees allocated to financing (factoring Commission) and the Commission for the administration of accounts receivable held by a financial agent of the amounts received from debtors in payment on the relevant parts of the monetary claim, not the assigned financial agents, and in any event must be paid by the Client no later than 3 (Three) working days following:

-	The Debtor OAO “Megafon” (OGRN 1027809169585) – 57 (Fifty seven) calendar days from the due date of payment in accordance with the Contract;
-	Other Debtors – 42 (Forty two) calendar days from the due date of payment in accordance with the Contract.

4.2.	The remunerations (commissions) shall be withheld by the Financial Agent of the monetary funds coming from the Debtor as payment of monetary claims in the following order:

Remuneration (commission) is hold by the Financial agent from the funds received from Debtors in payment by Monetary Claims and due to the Client, in the following order:

-	firstly, the commission of the Financial Agent for the factoring services in the form of administrative management of accounts receivable and VAT;

-	secondly, the remuneration (commission) for the provision of financing and VAT. If after the Financial agent redempts in accordance with this clause, formed the remainder of the funds transferred from the Debtor in payment by Monetary Claims, such remainder shall be transferred to the Client within three (3) working days from the date of receipt by the Financial agents.

4.3.	If the remuneration (commission) of the Financial Agent was not fully withheld because of insufficient amount of the Debtor's payment (in the event of the partial payment), then the remaining part of the remuneration (commission) may be withheld by the Financial Agent out of subsequent payments of the Debtor in the same manner.

4.4.	If the monetary funds coming from the Debtor are insufficient to fully repay the debt of the Client in respect of remunerations (commissions) of the Financial Agent, the Client undertakes to pay the remuneration (commission) to the Financial Agent in full on their own no later than the date established by the General Agreement and supplemental agreements thereto, or the debt in respect of the payment of commissions shall be charged by debited by the Financial Agent with no additional instructions (acceptance) of the Client from the Client's current accounts.

5.	Value Added Tax

5.1.	All commissions in this Supplemental Agreement are exclusive of VAT. VAT shall be charged in addition to the size of the commissions.

5.2.	The Financial Agent shall issue combined proforma-invoices for the reporting month (calendar month) in respect of services rendered in the reporting month according to the General Contract, once a month, not later than 5 calendar days of the month following the reporting period.

6.	Other Terms and Conditions

6.1.	This Supplementary Agreement shall enter into force upon signing thereof by the Parties.

6.2.	This Supplementary Agreement is an integral part of the General Agreement. Relationship of the Parties which are not regulated by this Supplementary Agreement shall be governed by the General Agreement.

6.3.	This Supplementary Agreement is executed in triplicate, with equal validity of each copy, of which two copies are for the Financial Agent and one copy is for the Client.

7.	Addresses and Details of the Parties

7.1 The Financial Agent	7.2. The Client

OAO "ALFA-BANK"

OGRN (Principal State Registration Number) 1027700067328

INN (Taxpayer Identification Number) 7728168971, KPP (Tax Registration Reason Code) 775001001

Registered office: 107078, the city of Moscow,

ul, Kalanchevskaya, dom 27

Address for correspondence: 107078, the city of Moscow, ul. Mashy Poryvaevoy, dom 9 correspondent account No. 30101810200000000593

in OPERU in Moscow GTU of the Bank of Russia

BIC (Banc Identification Code) 044525593

Account ________________________

tel./fax: +7 (495) 620-91-91

_______________________

OGRN (Principal State Registration Number) __________________

INN (Taxpayer Identification Number) ____________________, ___________ KPP (Tax Registration Reason Code)

Registered office _________________

Address for correspondence: _____________

current account __________________

in ________________________________________

correspondent account _______________________

BIC (Banc Identification Code) _______________,

Tel.: (_____) ______________,

Fax: (_________) _________.

APPENDIX #5

to Supplement agreement #15 dd _________2014

to the General Agreement No. TR-0672

on General Conditions of Financing against Assignment

of Monetary Claim (Factoring) within Russia dd 19.09.2012

SUPPLEMENTAL AGREEMENT № 3

to the General Agreement on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia No. TR-0672

////////////////////////////

Saint-Petersburg                                   19.09.2012

OTKRITOE AKTSIONERNOE OBSCHESTVO "ALFA-BANK", OGRN (Principal State Registration Number) 1027700067328, hereinafter referred to as the "Financial Agent", represented by Regional director of major corporate business of the Saint-Petersburg Branch of OJSC ALFA-BANK in Saint-Petersburg Mr. Sokolov A.G.acting under Power of attorney №5/1909D dd 29.04.2014, on the one hand, and TOT MONEY LLC OGRN (Principal State Registration Number 1127746225540), hereinafter referred to as the "Client", represented by General Director Mrs. Sbitneva E.I., acting under bylaw, on the other hand, together hereinafter referred to as the "Parties", entered into this Supplementary Agreement to the General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia dated 19.09.2012 (further referred to as the ''General Agreement'') as follows:

1.	SUBJECT OF SUPPLEMENT AGREEMENT

1.1.	The Subject of this Supplement Agreement, is the conditions of liability for default or improper performance of the Debtors of its monetary claim in a part, assigned to the Financial Agent of the Client in accordance with General Agreement, signed by the Parties.

1.2.	The Client is hereby guarantee of proper performance of the Debtors of its monetary liabilities, in regard to any monetary claim (assigned to the Financial Agent) in which the Financial Agent of the Client paid financing.

1.3.	This Supplement Agreement shall come into effect and applies to all debtors as current and a future.

2.	RIGHTS AND LIABILITIES OF THE PARTIES

2.1.	The Client is responsible for default or improper performance of the Debtors of its Monetary Claim (assigned to the Financial Agent) comes within the terms hereof aligned with Debtor

2.2.	In case of non-payment by Debtor of Monitary Claim wholly or partly (assigned to the Financial Agent) falling within the terms of this Supplement agreement, in the period of:

-	The Debtor OAO “Megafon” (OGRN 1027809169585) – 57 (Fifty seven) calendar days;
-	Other Debtors – 42 (Forty two) calendar days

from the due date of payment to the extent that received funds from the Debtor by Financial Agent under this Monetary Claim not enough to recover the amount of Financing, Client is obliged in 3 (Three) working days, or in case of cl. 2.4. hereto – immediately, transfer to the Finance Agent the amount of the amount of debt as a difference between the amount of the assigned part of the Monetary Claim and the amount actually received by the Financial Agent in the payment of this Monetary Claim. In this case, the assigned part of the Monetary Claim is considered properly executed only in the event of the relevant amount to the bank account of a Financial agent.

2.3.	Not later than three (3) working days prior to the possible liability of the Client in accordance with clause 2.2 of this Supplementary Agreement, Financial Agent shall be entitled to notify the Client. The notification may be sent by mail, by fax or by delivery authorized employees of the Client.

2.4.	Client upon the request of the Bank shall immediately execute Monetary Claims (in the relevant parts of the ceded to Financial agent) is not performed or improperly performed by Debtor upon the occurrence of any of the following cases:

a)	Client violates any obligations under the General Agreement and its Supplementary Agreements, including the obligations set out in section 4 of the Contract;

b)	the commencement (or renewal) of court proceedings against the Debtor or raising a claim against the Client for payment of taxes or fees, or commencement in respect of the Debtor the proceedings related to the tax, or an administrative offense, which may result of deteriorating financial standing of the Client;

b)	seizure of the Client 's property;

c)	identification of false or incomplete information provided by the Client Financial Agent in accordance with this Agreement;

d)	initiation of proceedings for compulsory liquidation or insolvency (bankruptcy) of the Client;

e)	reorganization or voluntary liquidation of the Client without a prior written notice to the Financial Agent;

f)	termination or modification without a written notice to the Financial Agent of the type of activity of the Client carried out on the date of signing this Agreement;

g)	indictment of the Borrower's general director(s) as a defendant in a criminal case;

h)	the transfer of property by the Client without the Financial Agent's prior written consent into mortgage, lease, trust management, as well as the encumbrance of assets of the Client in other ways;

i)	significant changes in the Client 's corporate bodies (the change of CEO, the Board of Directors (Supervisory Board) and other bodies);

k)	violation by the Client of the conditions of other contracts and other agreements concluded between the Debtor and the Client or the Financial Agent;

l)	occurrence of the circumstances listed in paragraphs "b", "c", "d", "h" of this Clause with respect to any of the Debtors;

m)	existence or occurrence of any circumstances which, in the reasonable opinion of the Financial Agent, may complicate or make impossible the proper performance by the Client of its obligations under this Agreement

n)	violation by the Debtor of the conditions of other contracts and other agreements concluded between the Debtor and the Client or the Financial Agent;

2.5.	Client is entitled to transfer the relevant amount to the Financial Agent for the unexecuted or improperly executed Debtor Monetary claims (or parts thereof) before the period specified in paragraph 2.2 of this Supplement Agreement.

2.6.	In case of default by the Client in due time conditions cl. 2.2 of this Supplementary Agreement, Financial Agent shall be entitled to deduct from the bank account of the Client (previously active acceptance) or to deduct from money owed, the amount of all outstanding Monetary Claim (in parts ceded Financial Agent) funded Financial Agents under their assignment, since the beginning of this Supplement Agreement set period of time, during which the Client's obligation to be fulfilled.

2.7.	In case of failure to transfer the Client at the time the amounts provided cl. 2.2 of this Supplementary Agreement, the Client shall pay the financial agent of a penalty for 0.2% (zero point 2 percent) of these sums for each day of delay.

2.8.	Conditions of this Supplement Agreement in no way relieve the Client of responsibility to the Financial Agent for the validity of the ceded in favor of the latter Monetary Claims, as it is prescribed by the General Agreement.

2.9.	If the Client is in breach of any of its obligations under General Agreement, the Client’s obligation shell be immediate executed, in accordance with Clause 2.2. hereof.

3.	Term of Supplement Agreement

3.1.	This Supplement Agreement shall come into effect its signing by the Parties.

3.2.	The guarantee’s period, given to the Client for the Debtor, hereunder, is determined in accordance with each monetary claim separately, and equal 3 (three) years from the due date of payments based on monetary claim, in accordance with General Agreement’s terms.

3.3.	This Supplement Agreement is an integral part of the General Agreement. The General Agreement should regulate relations of the Parties not regulated by this Supplement Agreement.

3.4.	This Supplement Agreement is drawn in three copies of equal legal force, All additional or changes are valid, if they are made in writing and signed by the Parties

4.	Addresses and details of the Parties: